Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of January 27, 2017, by and among (A) FRED'S, INC., a Tennessee corporation ("Parent"); (B) the Subsidiaries of Parent identified on the signature pages hereto as Borrowers (each of such Subsidiaries, together with Parent, jointly and severally, "Borrowers" and, each, a "Borrower"); (C) the Subsidiaries of Parent identified as Guarantors on the signature pages hereto (each of such Subsidiaries, jointly and severally, "Guarantors" and, each, a "Guarantor"); (D) the Lenders party to the Credit Agreement defined below; and (E) REGIONS BANK, an Alabama bank, in its capacity as administrative agent and collateral agent for Lenders, LC Issuer and other Secured Parties (as defined in the Credit Agreement) (in such capacity, "Administrative Agent" or "Agent").

W I T N E S S E T H :

WHEREAS, Borrowers, Guarantors, Lenders, Swingline Lender, LC Issuer and Administrative Agent have executed and delivered that certain Credit Agreement, dated as of April 9, 2015 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"); and

WHEREAS, Borrowers have requested that Administrative Agent and the Lenders party hereto amend certain provisions of the Credit Agreement as set forth herein, and Administrative Agent and the Lenders party hereto have agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrowers, the Administrative Agent, and the Lenders party hereto hereby covenant and agree as follows:

SECTION 1.                          Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.                          Amendments to Credit Agreement.

(a)            Amendment to Table of Contents.  The table of contents of the Credit Agreement is hereby amended by deleting the reference to Exhibit H, Form of FIFO Inventory Amount Calculation, in its entirety.

(b)            Addition of New Definitions.  Section 1.1 of the Credit Agreement is hereby amended by adding each of the following new definitions in appropriate alphabetical order:

"Availability Conditions" means, at any time of determination in respect of any Acquisition pursuant to Section 7.4(d), that, on a pro forma basis after giving effect to such Acquisition, either (a) Excess Availability, tested for the 180 days immediately preceding the date of such Acquisition, on the date of such Acquisition, and for the 180 days immediately following such Acquisition, shall not be less than the greater of 20% of the Aggregate Revolving Commitments and $45,000,000 or (b) both (i) Excess Availability, tested for the 180 days immediately preceding the date of such Acquisition, on the date of such Acquisition, and for the 180 days immediately following such Acquisition, shall not be less than the greater of 15% of the Aggregate Revolving Commitments and $33,750,000 and (ii) the Fixed Charge Coverage Ratio, tested as of the end of the Fiscal Month ending most recently before the date of such Acquisition for which financial statements are required to have been delivered in accordance with Section 5.1, shall be at least 1.00 to 1.00.

"Fiscal Month" shall mean any fiscal month of Loan Parties.

"Fixed Charge Coverage Ratio" shall have the meaning given such term in the Addendum.

"Rite Aid Acquisition" shall mean the acquisition of the business and operations of up to 10 retail stores of Rite Aid Corporation by one or more wholly-owned domestic Subsidiaries of Parent pursuant to the Rite Aid Acquisition Agreement, which acquisition will constitute the initial "Closing" under and as defined in the Rite Aid Acquisition Agreement; provided that in no event shall the "Rite Aid Acquisition" include the purchase of more than 10 retail stores of Rite Aid Corporation or any "Subsequent Closing" under and as defined in the Rite Aid Acquisition Agreement.

"Rite Aid Acquisition Agreement" shall mean that certain Asset Purchase Agreement, dated as of December 19, 2016, among Parent, Rite Aid Corporation and, for the limited purposes set forth therein, Walgreen Boots Alliance, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Third Amendment" shall mean that certain Third Amendment to Credit Agreement, dated as of January 27, 2017, made among Borrowers, Guarantors, Administrative Agent and the Lenders party thereto (among others), amending this Agreement.

"Third Amendment Effective Date" shall mean the date on which the Third Amendment becomes effective in accordance with its terms as set forth in Section 3 thereof.

"Third Amendment Fee Letter" shall mean the fee letter agreement between Administrative Agent and Borrowers dated as of the Third Amendment Effective Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(c)            Amendments to Existing Definitions.  Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions therein in their entirety and substituting the following in lieu thereof, respectively:

"Addendum" shall mean that certain Amended and Restated Addendum to Credit Agreement dated as of the Third Amendment Effective Date by and among Administrative Agent, Lenders, LC Issuer, and Loan Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Aggregate Revolving Commitments" shall mean, collectively, the Revolving Commitments of all Lenders.  As of the Third Amendment Effective Date, the amount of the Aggregate Revolving Commitments is $225,000,000.

"Applicable Margin" shall have the meaning given such term in the Addendum.

"Borrowing Base Trigger Event" shall mean the Third Amendment Effective Date.

"Compliance Certificate" shall mean a certificate from a Responsible Officer of Borrower Agent in substantially the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit D.

"Excess Availability" shall have the meaning given such term in the Addendum.

"Excluded Subsidiary" shall mean each of (a) National Equipment Management and Leasing, Inc., a Tennessee corporation, (b) Dublin Aviation, Inc., a Tennessee corporation, (c) National Pharmaceutical Network, Inc., a Tennessee corporation, (d) TT Transport, LLC, a Delaware limited liability company, (e) ARI - Alabama Four, LLC, a Georgia limited liability company, (f) ARI - Glennville, LLC, a Georgia limited liability company, (g) Drugs for Less, Inc., a Florida corporation, and (h) each other Subsidiary listed on Schedule 4.14 that is not a Loan Party as of the Closing Date, in each case, so long as such Person does not own any Property that would constitute Credit Card Receivables (as defined in the Security Agreement), Inventory (as defined in the Security Agreement), Pharmacy Receivables (as defined in the Security Agreement) or Pharmacy Scripts (as defined in the Security Agreement) or any Proceeds thereof.

"Investments" shall mean, with respect to any Person, any loan, advance, or extension of credit by such Person to, or any guaranty with respect to the Capital Stock, Funded Indebtedness, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase, or other acquisition by such Person of any Capital Stock of, or all or substantially all of the assets of, or the assets which constitute all or any substantial part of any division or operating unit of the business of, any other Person (including, for the avoidance of doubt, any Acquisition and the Rite Aid Acquisition).  In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be the higher of (i) the stated or determinable amount of the obligation guaranteed and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such guaranty (and, if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Person providing such guaranty in good faith); (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital (including by repurchase, redemption, retirement, repayment, liquidating, or other dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest, or otherwise; (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof; and (e) the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, forgiveness or conversion to equity of Indebtedness, or write-ups, write-downs, or write-offs with respect to such Investment.

"LC Sublimit" shall mean $30,000,000.

"Loan Documents" shall mean, collectively, this Agreement, the Addendum, the Security Agreement, the Notes, the Fee Letter, the Third Amendment Fee Letter, the Cardinal Intercreditor Agreement, each LC Document, each Deposit Account Control Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

"Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to Borrowers as set forth in Section 2.2 and the commitment of such Lender to refinance Swingline Loans as set forth in Section 2.4, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1, or, in the case of a Person becoming a Lender after the Third Amendment Effective Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

(d)            Deletion of Existing Definition.  Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "FIFO Inventory Amount" therein in its entirety.

(e)            Amendments to Section 5.1 (Financial Statements and Other Information).

(i)            Section 5.1 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting the following in lieu thereof:

(b)            (i) as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of Parent of each Fiscal Year of Parent, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent's previous Fiscal Year and (ii) as soon as available and in any event within 30 days after the end of the first two Fiscal Months of Parent of each Fiscal Quarter of Parent, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Month and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Month and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of Parent's previous Fiscal Year;

(ii)            Section 5.1 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting the following in lieu thereof:

(c)            concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b)(i) and (b)(ii), a Compliance Certificate signed by a Responsible Officer of Borrower Agent (i) stating that such statements and reports are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of Borrowers and the Subsidiaries for the period presented and that such statements were prepared in accordance with GAAP (except, in the case of the financial statements referred to in Section 5.1(b), the absence of footnotes and subject to normal year-end adjustments); (ii) providing a detailed calculation satisfactory to Administrative Agent of adjusted EBITDA for the twelve Fiscal Months ending as of the end of such fiscal period (including in such calculation certain unusual or non-recurring cash expenses as reasonably determined by Borrower Agent and acceptable to Administrative Agent); (iii) certifying as to whether there exists a Default or an Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Borrowers have taken or propose to take with respect thereto; (iv) specifying any change in the identity of the Subsidiaries as of the end of such fiscal period from the Subsidiaries identified to Lenders on the Closing Date or as of the most recent Compliance Certificate, as the case may be; (v) listing any new Deposit Accounts opened during such fiscal period permitted pursuant to Section 5.16(c)(iii); and (vi) solely in the case of financial statements delivered pursuant to Sections 5.1(a) and (b)(i), stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(ii)            Section 5.1 of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety and substituting the following in lieu thereof:

(d)            if requested by Administrative Agent, concurrently with the delivery of the financial statements referred to in Sections 5.1(b)(i) and (ii) and within forty-five (45) days after the end of the fourth Fiscal Quarter of Parent of each Fiscal Year of Parent, (i) a report (in form and substance satisfactory to Administrative Agent) listing (A) all of Borrowers' Inventory as of the last Business Day of the applicable reporting period; (B) the type, cost, and location of all such Inventory; (C) all of such Inventory which constitutes returned or repossessed Goods; (D) all Inventory which has not been timely sold in the Ordinary Course of Business; (E) all Inventory which is not located at Property owned or leased by a Borrower or that is in possession of any Person other than a Borrower and a description of the reason why such Inventory is so located or in the possession of such other Person; and (F) such other information regarding Borrowers' Inventory as Administrative Agent may request from time to time; and (ii) a report (in form and substance satisfactory to Administrative Agent) reconciling (A) Borrowers' Accounts and Inventory as set forth in the Accounts Receivable Report and the Inventory Report (each as defined in the Addendum) attached to the Borrowing Base Certificate delivered to Administrative Agent with respect to the last Fiscal Month of the applicable reporting period to (B) Borrowers' aggregate Accounts and Inventory set forth in the financial statements for the applicable reporting period;

(iii)            Section 5.1 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and substituting the following in lieu thereof:

(f)            (i) within sixty (60) days after the commencement of each Fiscal Year, Projections for such Fiscal Year, prepared on a month-by-month basis, which Projections shall represent Borrowers' reasonable estimate of the future financial performance of Borrowers and the Subsidiaries for the periods set forth therein and shall have been prepared on the basis of assumptions that Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such Projections), and (ii) promptly following such request therefor, an update to such Projections upon Administrative Agent's request from time to time; and

(iv)            Section 5.1 of the Credit Agreement is hereby amended by deleting the last sentence thereof (immediately after clause (g) thereof) in its entirety and substituting the following in lieu thereof:

So long as Parent is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, Borrowers shall be deemed to have satisfied their obligation to deliver the financial statements referred to in Sections 5.1(a) and (b)(i) above from time to time with such periodic reports by the inclusion of such statements therein.

(f)            Amendment to Section 5.2 (Notices of Material Events).  Section 5.2 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following in lieu thereof:

Borrower Agent will furnish to Administrative Agent and each Lender promptly, and in any event at least 30 days prior thereto, notice of any change, amendment or modification to (i) any Loan Party's legal name, (ii) any Loan Party's chief executive office or its principal place of business, (iii) any Loan Party's identity or legal structure, (iv) any Loan Party's federal taxpayer identification number or organizational number, (v) any Loan Party's jurisdiction of organization, or (vi) any Loan Party's Organizational Documents.

(g)            Amendment to Section 5.16 (Cash Management; Deposit Accounts).  Section 5.16 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting the following in lieu thereof:

(b)            [Reserved].

(h)            Amendment to Section 7.4 (Investments, Loans).

(i)            Section 7.4(d) of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following in lieu thereof:

(iii)            if the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) for any individual Acquisition is less than $5,000,000, Excess Availability shall not be less than $22,500,000, on a pro forma basis after giving effect to such Acquisition, and Borrowers shall certify thereto on the next Compliance Certificate delivered in accordance with Section 5.1(c);

(ii)            Section 7.4(d) of the Credit Agreement is hereby amended by deleting clause (iv)(ii) thereof in its entirety and substituting the following in lieu thereof:

(ii) a certificate from a Responsible Officer of Borrowers that (x) certifies compliance with the conditions set forth in this Section 7.4(d), (y) certifies that the Availability Conditions have been satisfied, and (z) provides for other customary closing certifications,

(iii)            Section 7.4(d) of the Credit Agreement is hereby amended by deleting clause (v)(x)(vi) thereof in its entirety and substituting the following in lieu thereof:

(vi) a certificate from a Responsible Officer of Borrowers that (x) certifies compliance with the conditions set forth in this Section 7.4(d), (y) certifies that the Availability Conditions have been satisfied, and (z) provides for other customary closing certifications, including by attaching certified copies of the applicable acquisition documents, certifying as to the closing of such Acquisition, and that representations and warranties are true, correct and complete after giving effect to such Acquisition,

(iv)            Section 7.4 of the Credit Agreement is hereby amended by deleting the "and" at the end of clause (g) thereof, adding "; and" immediately after clause (h) thereof, and adding the following new clause (i) to the end thereof:

(i)            the Rite Aid Acquisition, so long as:

(i)            the Rite Aid Acquisition is consummated in all material respects in accordance with applicable laws and the terms of the Rite Aid Acquisition Agreement and the Ancillary Agreements referred to therein, but without giving effect to any amendments, waivers or consents by Parent to the Rite Aid Acquisition Agreement, any Ancillary Agreement or any related documents that are materially adverse to the interests of Lenders or Administrative Agent without the written consent of Administrative Agent;

(ii)            Administrative Agent shall have received evidence reasonably satisfactory to it that, both before and after giving pro forma effect to such acquisition, each Loan Party is Solvent; and

(iii)            the aggregate amount of cash consideration paid at closing with respect to such Acquisition shall not exceed $15,000,000

(i)            Amendment to Section 7.5 (Restricted Payments).  Section 7.5 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and substituting the following in lieu thereof:

(c)            dividends or distributions that would otherwise constitute Restricted Payments so long as (i) any such distributions and dividends during any four consecutive Fiscal Quarters do not exceed $12,500,000 in the aggregate, (ii) no Default or Event of Default exists at the time of any such distribution or dividend or after giving effect thereto, (iii) any such dividend or distribution is permitted by Applicable Law, (iv) Borrowers are Solvent both before and after giving effect to any such dividend or distribution, and (v) Excess Availability  on the date of any such distribution or dividend and ending after giving effect thereto shall not be less than $22,500,000;

(j)            Amendment to Section 7.9 (Amendment to Material Documents).  The Credit Agreement is hereby amended by deleting Section 7.9 thereof in its entirety and substituting the following in lieu thereof:

Section 7.9                          Amendment to Material Documents.  Such Loan Party will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other Organizational Documents, or enter into any new Organizational Documents, that would have an adverse effect on Lenders or Administrative Agent.

(k)            Amendment to Section 10.2 (Waivers; Amendments).  Section 10.2(b) of the Credit Agreement is hereby amended by deleting clause (v) thereof in its entirety and substituting the following in lieu thereof:

(v)            change the definition of "Borrowing Base Trigger Event" without the written consent of each Lender;

(l)            Amendments to Schedules and Exhibits.

(i)            The Credit Agreement is hereby amended by deleting Schedule 1 thereto in its entirety and substituting Schedule 1 attached to this Amendment in lieu thereof.

(ii)           The Credit Agreement is hereby amended by deleting Exhibit D thereto in its entirety and substituting Exhibit D attached to this Amendment in lieu thereof.

(iii)          The Credit Agreement is hereby amended by deleting Exhibit H thereto in its entirety.

SECTION 3.                          Conditions Precedent.  This Amendment shall become effective only upon satisfaction of the following:

(a)            Administrative Agent shall have received this Amendment, duly executed and delivered by Borrowers, Guarantors and Lenders;

(b)            Administrative Agent shall have received the Addendum, duly executed and delivered by Borrowers, Guarantors, LC Issuer, Swingline Lender and Lenders;

(c)            Administrative Agent shall have received amended and restated Notes, duly executed and delivered by Borrowers, for each Lender that has requested the issuance of a Note;

(d)            Administrative Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Responsible Officer of each Loan Party certifying, as of the Third Amendment Effective Date, (i) that such Loan Party is Solvent; (ii) that no Default or Event of Default exists; (iii) that the representations and warranties set forth in the Loan Documents are true and correct, subject to Section 5 of this Amendment; and (iv) as to such other matters reasonably requested by Administrative Agent in connection herewith;

(e)            Administrative Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that such Loan Party's Organizational Documents are in full force and effect and have not been amended or otherwise modified since the Closing Date, except as attached; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the other Loan Documents executed in connection herewith is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this Amendment and the other Loan Documents executed in connection herewith; and (iii) to the title, name, and signature of each Person authorized to sign the Amendment and the other Loan Documents executed in connection herewith on behalf of such Loan Party;

(f)            Administrative Agent shall have received all other documents, instruments, certificates and agreements (if any) as Administrative Agent shall have reasonably requested in connection with the foregoing; and

(g)            Borrowers shall have paid all fees and expenses to be paid to Administrative Agent and Lenders on the Third Amendment Effective Date (including pursuant to the Third Amendment Fee Letter) or Administrative Agent shall be satisfied with all arrangements made to pay such fees and expenses on the Third Amendment Effective Date with the proceeds of Loans to be made on the Third Amendment Effective Date.

SECTION 4.                          Acknowledgment of Mergers.  The parties hereto hereby acknowledge and agree that:

(a)            the mergers of (i) first, Fred’s Capital Management Company, a Delaware corporation ("FCM"), into Fred’s Capital Finance Inc., a Delaware corporation ("FCF"), with FCF as the surviving Person, and (ii) second, FCF into FSOT, with FSOT as the surviving Person, are permitted pursuant to Section 7.3 of the Credit Agreement, so long as at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(b)            within five (5) Business Days after the consummation of such mergers, Borrowers shall deliver written notice thereof to Administrative Agent; and

(c)            within thirty (30) days after the consummation of such mergers, Borrowers shall deliver to Administrative Agent (i) evidence that such mergers and the assignment of all intellectual property of FCM and FCF to FSOT has been made of record in the United States Patent and Trademarks Office and the United States Copyright Office and (ii) duly executed intellectual property security agreements, in form and substance satisfactory to Administrative Agent, with respect to such intellectual property.

SECTION 5.                          Acknowledgment of Dollar Store Existence and Good Standing.  Borrowers hereby acknowledge and agree that (i) as of the date hereof, Fred's Dollar Store of McComb, Inc., a Mississippi corporation ("Dollar Store"), is not validly existing and in good standing in the State of Mississippi and (ii) notwithstanding the foregoing, Dollar Store intends that this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party constitute valid and binding obligations of Dollar Store, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.  On or before February 8, 2017 (or such later date as agreed to by Administrative Agent in writing in its sole discretion), Borrowers shall deliver to Administrative Agent (a) a good standing certificate for Dollar Store issued by the Secretary of State of the State of Mississippi, (b) an acknowledgment and reaffirmation by Dollar Store, in form and substance satisfactory to Administrative Agent, with respect to this Amendment, the Credit Agreement as amended hereby and the other Loan Documents, the Obligations, the security interests and liens granted by Dollar Store in favor of Administrative Agent and such other matters as Administrative Agent reasonably requests, and (c) all other documents, instruments, certificates and agreements (if any) as Administrative Agent reasonably request in connection with the foregoing.  The parties hereto hereby acknowledge and agree that, until satisfaction of the deliveries in the foregoing sentence, Administrative Agent may elect in its Permitted Discretion to establish reserves with respect to the Collateral of Dollar Store.

SECTION 6.                          Miscellaneous Terms.

(a)            Loan Document.  For avoidance of doubt, the parties hereto hereby acknowledge and agree that this Amendment is a Loan Document.

(b)            Effect of Amendment.  All amendments set forth herein shall become effective as of the Third Amendment Effective Date.  Except as otherwise may be set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers.  Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the date of this Amendment.

(c)            No Novation or Mutual Departure.  Borrowers expressly acknowledge and agree that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the limited amendments contained in Section 2 above, and (ii) nothing in this Amendment shall affect or limit Administrative Agent's or Lenders' right to demand payment of liabilities owing from Borrowers to Administrative Agent or Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d)            Ratification and Reaffirmation.  Each Borrower hereby (i) restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement, the First Amendment, the Second Amendment and the other Loan Documents to which it is a party effective as of the date hereof, (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date), subject to Section 5 of this Amendment, and (iii) ratifies and reaffirms the security interests and liens granted by such Loan Party in favor of Administrative Agent and acknowledges and stipulates that such security interests and liens are duly perfected, first priority security interests and liens.

(e)            No Default.  To induce Administrative Agent and Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), each Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of any Borrower or arising out of or with respect to any of the Loans or other obligations of Borrowers owed to Administrative Agent and Lenders under the Credit Agreement or any other Loan Document.

(f)            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Amendment may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Amendment.

(g)            Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation's Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile, telecopy, or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

(h)            Recitals Incorporated Herein.  The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(i)            Section References.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the amendments among the parties hereto evidenced hereby.

(j)            Further Assurances.  Each Borrower agrees to take, at such Borrower's expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k)            Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF GEORGIA (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(l)            Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(m)            Effectiveness of Amendment.  The parties hereto hereby acknowledge and agree that, notwithstanding that this Amendment is dated as of January 27, 2017, this Amendment shall become effective on January 30, 2017 upon satisfaction of the conditions precedent set forth in Section 3 of this Amendment.

(n)            Interest Rate Disclosure.  On the date hereof, (i) LIBOR on the date hereof is 0.8125% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 2.0625% per annum for LIBOR Revolving Loans; (ii) the LIBOR Index Rate on the date hereof is 0.8125% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 2.0625% per annum for LIR Revolving Loans; and (iii) the Base Rate on the date hereof is 3.75% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 4.00% per annum for Base Rate Revolving Loans.  However, if this disclosure were to be provided on the date hereof after giving effect to this Amendment, then (i) LIBOR on the date hereof is 0.8125% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, would have been 2.8125% per annum for LIBOR Revolving Loans; (ii) the LIBOR Index Rate on the date hereof is 0.8125% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, would have been 2.8125% per annum for LIR Revolving Loans; and (iii) the Base Rate on the date hereof is 3.75% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, would have been 4.75% per annum for Base Rate Revolving Loans.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered under seal by its duly authorized officer or other representative as of the day and year first above written.

BORROWERS:

FRED'S, INC., a Tennessee corporation,
as "Borrower Agent" and a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

FRED'S STORES OF TENNESSEE, INC.,
a Tennessee corporation, as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

FRED'S DOLLAR STORE OF MCCOMB,
INC., a Mississippi corporation, as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

[Signatures continue on following pages.]

BORROWERS:

FRED'S CAPITAL FINANCE INC.,
a Delaware corporation, as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

FRED'S CAPITAL MANAGEMENT
COMPANY, a Delaware corporation,
as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

NATIONAL PHARMACEUTICAL
NETWORK, INC., a Florida corporation,
as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

REEVES-SAIN DRUG STORE, INC.,
a Tennessee corporation, as a "Borrower"

By:	/s/ Rick Hans
Name:	Rick Hans
Title:	Chief Financial Officer

[CORPORATE SEAL]

[Signatures continue on following pages.]

ADMINISTRATIVE AGENT:

REGIONS BANK, as "Administrative Agent"

By:	/s/ Louis Alexander
Name:	Louis Alexander
Title:	Managing Director

[Signatures continue on following pages.]

LENDERS:

REGIONS BANK

By:	/s/ Louis Alexander
Name:	Louis Alexander
Title:	Managing Director

[Signatures continue on following page.]

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

SCHEDULE 1

Commitments

Lender	Revolving Commitment

Regions Bank	$125,000,000

Bank of America, N.A.	$100,000,000

Aggregate Revolving Commitments	$225,000,000

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

 [Letterhead of Borrower Agent]

__________________, 20__

Regions Bank, as Administrative Agent
1180 West Peachtree St., N.W.
Suite 1000
Atlanta, GA 30309
Tel: (404) 221-4588
Fax: (404) 221-4361
Attention: Fred's Loan Administration

The undersigned, a Responsible Officer of FRED'S, INC., a Tennessee corporation ("Parent"), gives this Compliance Certificate (this "Certificate") to REGIONS BANK, an Alabama bank, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), in accordance with the requirements of Section 5.1(c) of that certain Credit Agreement, dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Parent, certain of its Subsidiaries as Borrowers (together with Parent, collectively, "Borrowers"), certain of its Subsidiaries as Guarantors, Administrative Agent and the financial institutions party thereto from time to time in their capacities as lenders (collectively, "Lenders"), among others.  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

1.            [Attached hereto are a consolidated balance sheet and consolidated statements of income[, stockholders' equity]1 and cash flows of Parent and its Subsidiaries for the Fiscal [Year][Quarter][Month] ending __________________, 20__ and the other reports required by Section 5.1[(a)][(b)(i)][(b)(ii)] of the Credit Agreement.  Such financial statements and other reports are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of Parent and its Subsidiaries for the period presented and such financial statements were prepared in accordance with GAAP [(except, with respect to statements delivered for any Fiscal Quarter or any Fiscal Month, the absence of footnotes and subject to normal year-end adjustments)]2.][Parent has filed the periodic report under [Section 13(a)] or [Section 15(d)] of the Exchange Act for the Fiscal [Year][Quarter] ending __________________, 20__ , such periodic report includes the financial statements and the other reports required by Section 5.1[(a)][(b)(i)] of the Credit Agreement, and such periodic report can be accessed at the following link: ______________________].

2.            Attached hereto is a detailed calculation of adjusted EBITDA for the twelve Fiscal Months ending as of the end of the period presented in such financial statements (including in such calculation certain unusual or non-recurring cash expenses as reasonably determined by Borrower Agent and acceptable to Administrative Agent).

1 Include only for financial statements delivered under Section 5.1(a) of the Credit Agreement.
2 Include only for financial statements delivered under Section 5.1(b)(i) or (ii) of the Credit Agreement.

3.            No Default or Event of Default exists on the date hereof, other than:

___________________________________________________________________________________________________________________________________.
[if none, so state][if a Default or an Event of Default exists, specify the details thereof and the action which Borrowers have taken or propose to take with respect thereto]

4.            Attached hereto is a list of all changes to the identities of the Subsidiaries of Parent since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate.

5.            [For any individual Acquisition made under Section 7.4(d) of the Credit Agreement since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate with an aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) of less than $5,000,000, Excess Availability, on the date of and on a pro forma basis after giving effect to such Acquisition, was not less than $22,500,000.]3

6.            Attached hereto is a list of all new Deposit Accounts opened since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate.

7.             [No change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries.][A change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and the effect of such change on the financial statements accompanying this Certificate is as follows:

______________________________________________________________________________________________________________________________.]4

3 Include only if an Acquisition under Section 7.4(d)(iii) of the Credit Agreement has been made during such period.
4 Include only for financial statements delivered under Section 5.1(a) or (b)(i) of the Credit Agreement.

Very truly yours,

Name:
Title:	[Responsible Officer]